EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and related Prospectus Statement of Optex Systems Holdings, Inc. and the incorporation by reference therein of our reports, dated September 27, 2015 and September 28, 2014, with respect to the consolidated financial statements of Optex Systems Holdings, Inc., which is part of this Registration Statement.

PMB Helin Donovan LLP

Dallas, Texas

August 22, 2016